UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 6, 2007
Allegheny Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (412) 394-2800
N/A

(Former name or former address, if changed since last report).
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d) On December 6, 2007, J. Brett Harvey was elected to the Board of Directors of Allegheny Technologies Incorporated (the “Company”) as a Class III director, effective immediately, in connection with the Board increasing the number of directors constituting the Board from ten to eleven. Effective as of the same date, the Board appointed Mr. Harvey to serve on the Nominating and Governance Committee of the Board. Mr. Harvey will stand for election at the Company’s 2008 Annual Meeting of Stockholders.
     Mr. Harvey is the President and Chief Executive Officer of CONSOL Energy Inc. (“CONSOL”), a high-Btu bituminous coal and coal bed methane company. The Board has determined that Mr. Harvey is an independent director under applicable New York Stock Exchange listing requirements and the Company’s categorical Board independence standards, which are set forth in the Company’s Corporate Governance Guidelines.
     As a non-employee director of the Board, Mr. Harvey will receive the standard compensation paid to other non-employee directors for service on the Board and pro rata compensation for his service as a director in 2007, which includes 67 shares of restricted stock granted to Mr. Harvey on December 6, 2007 upon his election to the Board.
     There were no arrangements or understandings between Mr. Harvey and any other person pursuant to which Mr. Harvey was elected as a director, and there are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, regarding Mr. Harvey that are required to be disclosed by Item 404(a) of Regulation S-K.
     The Company issued a press release on December 6, 2007 to announce the election of Mr. Harvey to the Board. The press release is set forth in its entirety and attached as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)      Exhibits.
          Exhibit 99.1           Press release dated December 6, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED

By:	/s/ Jon D. Walton

Jon D. Walton Executive Vice President, Human Resources, Chief Legal and Compliance Officer
Date: December 7, 2007

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release dated December 6, 2007.